Exhibit 99.2

NBIC Holdings, Inc. and Subsidiaries

Audited Consolidated Financial Statements

Years ended December 31, 2016, 2015 and 2014

with Report of Independent Auditors

NBIC Holdings, Inc. and Subsidiaries

Audited Consolidated Financial Statements

Years ended December 31, 2016, 2015 and 2014

Report of Independent Auditors

Board of Directors and Shareholders

NBIC Holdings, Inc. and Subsidiaries

We have audited the accompanying consolidated financial statements of NBIC Holdings, Inc. and Subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2016, 2015 and 2014 and the related consolidated statements of comprehensive income, changes in shareholders’ equity and cash flows for the years then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NBIC Holdings, Inc. and Subsidiaries as of December 31, 2016, 2015 and 2014, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Johnson Lambert LLP

Burlington, Vermont

July 27, 2017

NBIC Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

	As of December 31,
	2016	2015	2014
Assets:
Fixed maturity securities, available for sale, at fair value	$99,084,579	$66,984,951	$66,011,452
Cash and cash equivalents	65,913,107	62,280,808	32,112,760
Land and buildings (net of accumulated depreciation of $376,713, $333,310 and $289,903, respectively)	1,891,888	1,935,291	1,978,698
Premiums receivable	27,983,730	25,872,520	23,572,305
Deferred acquisition costs	30,393,683	28,364,299	24,568,867
Investment income due and accrued	578,125	398,088	361,793
Reinsurance recoverable on paid losses	38,568,802	26,367,358	6,715,550
Reinsurance recoverable on unpaid losses	59,454,597	55,685,673	48,970,680
Ceded unearned premium reserves	119,513,469	91,347,350	79,537,040
Furniture, equipment and software (net of accumulated depreciation of $7,973,276,$7,623,004 and $7,247,331, respectively)	1,249,025	850,609	648,412
Net deferred tax asset	14,458,858	24,838,151	31,520,837
Equity from pools and associations	3,891,244	3,285,837	3,192,372
Other assets	2,873,007	2,531,691	3,199,056

Total Assets	$465,854,114	$390,742,626	$322,389,822

Liabilities and Shareholders’ Equity:
Liabilities
Loss and loss adjustment expenses	$82,823,981	$78,029,584	$67,377,776
Unearned premiums	160,480,040	146,581,113	127,208,317
Unearned ceding commission	49,748,145	39,224,912	33,590,483
Commissions payable	7,458,226	6,281,110	6,025,507
Advance premiums	4,670,754	4,326,931	3,180,321
Reinsurance balances payable	54,256,366	30,477,336	13,468,484
Funds held	54,468	54,468	54,468
Accrued expenses and accounts payable	9,201,163	8,841,436	6,674,415
Accrued retirement plan	3,757,382	4,202,470	4,714,307

Total Liabilities	372,450,525	318,019,360	262,294,078
Shareholders’ Equity
Series 1 Class A Common Stock ($.001 par value; 120,000 shares authorized; 108,344 shares issued and outstanding)	108	108	108
Series 2 Class A Common Stock ($.001 par value; 380,000 shares authorized; 37,822 shares issued and outstanding)	38	38	38
Series 1 Class B Common Stock ($.001 par value; 460,000 shares authorized; 21,018 and 21,920 shares issued and outstanding, respectively)	22	22	21
Additional paid-in capital	122,732,178	122,709,217	122,567,314
Accumulated other comprehensive loss, net of tax	(2,894,028)	(3,365,365)	(3,616,735)
Accumulated deficit	(26,434,729)	(46,620,754)	(58,855,002)

Total Shareholders’ Equity	93,403,589	72,723,266	60,095,744

Total Liabilities and Shareholders’ Equity	$465,854,114	$390,742,626	$322,389,822

The accompanying notes are an integral part of these consolidated financial statements.

NBIC Holdings, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

	Years ended December 31,
	2016	2015	2014
Revenues
Net premiums earned	$65,622,498	$70,793,152	$64,012,030
Net investment income	2,208,773	1,559,765	1,192,282
Ceding commission earned	69,921,161	55,784,440	43,024,111
Other income	4,873,791	3,934,594	2,546,422

Total revenues	142,626,223	132,071,951	110,774,845
Expenses
Loss and loss adjustment expenses	35,943,812	42,649,320	37,472,188
Acquisition costs	56,048,242	49,999,810	43,494,743
General underwriting, administrative and other expenses	19,560,803	20,157,541	21,002,134
Total losses and expenses	111,552,857	112,806,671	101,969,065

Net income before taxes	31,073,366	19,265,280	8,805,780
Federal income tax expense	(10,887,341)	(7,031,032)	(3,345,087)

Net income after taxes	20,186,025	12,234,248	5,460,693
Other comprehensive income (loss), net of tax:
Net pension adjustments:
Unrealized pension gains (losses) arising during period (net of tax of $158,585, $255,916 and $667,646, respectively)	294,515	475,272	(1,239,914)
Reclassification adjustment for amortization of defined benefit pension items included in general underwriting and administrative expenses (net of tax of $49,691, $49,054 and $34,209, respectively	92,282	91,099	63,531

Net pension adjustments	386,797	566,371	(1,176,383)
Unrealized gains (losses) on securities:
Unrealized holding gains (losses) arising during period (net of tax of $50,277, $155,470 and $457,482, respectively)	93,373	(288,730)	849,472
Less: reclassification adjustment for net realized gains included in net investment income (net of tax of $4,756, $14,146 and $9,274, respectively)	8,833	26,271	17,224

Net unrealized gain (loss) on securities	84,540	(315,001)	832,248

Other comprehensive income (loss), net of tax	471,337	251,370	(344,135)

Comprehensive income	$20,657,362	$12,485,618	$5,116,558

The accompanying notes are an integral part of these consolidated financial statements.

NBIC Holdings, Inc. and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

Years ended December 31, 2016, 2015 and 2014

	Series 1 Class A Common Stock	Series 2 Class A Common Stock	Series 1 Class B Common Stock	Treasury Series 1 Class B Common Stock	Additional paid-in Capital	Accumulated Other Comprehensive Loss Net of Tax	Accumulated Deficit	Total Shareholders’ Equity
Balance at December 31, 2013	$108	$—	$5	$4	$108,225,324	$(3,272,600)	$(64,315,695)	$40,637,146
Issuance of common stock	—	1	21	—	374,242	—	—	374,264
Conversion of notes payable	—	37	—	—	14,084,148	—	—	14,084,185
Management incentive plan - amortization	—	—	—	—	59,850	—	—	59,850
Management incentive plan - forfeitures	—	—	(5)	(4)	(176,250)	—	—	(176,259)
Net income	—	—	—	—	—	—	5,460,693	5,460,693
Net pension adjustments, net of tax	—	—	—	—	—	(1,176,383)	—	(1,176,383)
Unrealized gain on securities, net of tax	—	—	—	—	—	832,248	—	832,248

Balance at December 31, 2014	108	38	21	—	122,567,314	(3,616,735)	(58,855,002)	60,095,744
Issuance of common stock	—	—	1	—	—	—	—	1
Management incentive plan - amortization	—	—	—	—	141,903	—	—	141,903
Net income	—	—	—	—	—	—	12,234,248	12,234,248
Net pension adjustment, net of tax	—	—	—	—	—	566,371	—	566,371
Unrealized loss on securities, net of tax	—	—	—	—	—	(315,001)	—	(315,001)

Balance at December 31, 2015	108	38	22	—	122,709,217	(3,365,365)	(46,620,754)	72,723,266
Issuance of common stock	—	—	—	—	—	—	—
Management incentive plan - amortization	—	—	—	—	22,961	—	—	22,961
Net income	—	—	—	—	—	—	20,186,025	20,186,025
Net pension adjustment, net of tax	—	—	—	—	—	386,797	—	386,797
Unrealized gain on securities, net of tax	—	—	—	—	—	84,540	—	84,540

Balance at December 31, 2016	$108	$38	$22	$—	$122,732,178	$(2,894,028)	$(26,434,729)	$93,403,589

The accompanying notes are an integral part of these consolidated financial statements.

NBIC Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Years ended December 31,
	2016	2015	2014
Cash Flows From Operating Activities:
Premiums collected, net of reinsurance	$72,392,314	$94,210,886	$79,320,565
Net investment income collected	2,415,640	2,473,405	1,111,562
Loss and loss adjustment expenses paid	(40,069,576)	(58,364,314)	(30,759,972)
Commissions and expenses, net	2,143,534	(5,630,460)	(23,830,465)

Net cash provided by operating activities	36,881,912	32,689,517	25,841,690
Cash Flows From Investing Activities:
Purchase of fixed maturities	(45,254,866)	(12,194,347)	(25,022,505)
Proceeds from fixed maturities sold and matured	12,726,758	10,271,043	4,830,785
Investment in fixed assets	(721,505)	(598,165)	(199,960)

Net cash used by investing activities	(33,249,613)	(2,521,469)	(20,391,680)
Cash Flows From Financing Activities:
Proceeds from stock issuance	—	—	250,132
Net cash provided by financing activities	—	—	250,132

Increase in cash and cash equivalents	3,632,299	30,168,048	5,700,142
Cash and cash equivalents, beginning of year	62,280,808	32,112,760	26,412,618

Cash and cash equivalents, end of year	$65,913,107	$62,280,808	$32,112,760

Supplemental disclosures of cash flow information:
Income tax payments, net	$325,000	$353,000	$—
Interest payments	$—	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

Years ended December 31, 2016, 2015 and 2014

Note A - Organization

Organization: NBIC Holdings, Inc., (“NBICHI” or the “Company”) a Delaware domiciled holding company was organized on January 23, 2008 with subsidiaries engaged in the property and casualty insurance business. On formation, the Company, in a private transaction, issued 30,000 shares of Series 1 Class A Common Stock in exchange for $30.0 million of cash from BFG Intermediate LP, SSP Offshore LLC and RenaissanceRe Ventures Ltd. An additional 65,000 shares of Series 1 Class A Common Stock have been subsequently issued in exchange for $65.0 million of cash from BFG Intermediate LP and SSP Offshore LLC. During 2011, 14,516 shares held by RenaissanceRe Ventures Ltd. and certain minority shareholders were purchased by BFG Intermediate LP and SSP Offshore LLC.

On the date of organization the Company purchased 100% of the issued and outstanding shares of NBIC Financial Holdings, Inc. (“NBICFHI”) (formerly known as Blackstone Financial Group, Inc.) in a private transaction. In exchange of the shares of NBICFHI the existing owners received 13,148 shares of Series 1 Class A Common Stock valued at $13,148,201. NBICFHI is a Delaware domiciled holding company that was organized in 2005 offering property and casualty insurance through its wholly-owned subsidiary, Narragansett Bay Insurance Company (“NBIC”).

The Company through NBIC is providing homeowners insurance to its policyholders in Rhode Island, Massachusetts, New York and New Jersey. NBIC distributes its product through a network of independent agents located in these four states.

Pawtucket Insurance Company (“PIC”) a wholly-owned subsidiary of NBIC is in voluntary liquidation and is running off property and casualty business written prior to 2004 in New England and certain Mid-Atlantic states. PIC emerged from state controlled rehabilitation in December of 2005.

In January 2010, the Company’s wholly-owned subsidiary, NBIC Service Company (“Service”), entered into an administrative services and employee leasing agreement (“Agreement”) to provide administrative services to NBIC and PIC.

Both NBIC and PIC are Rhode Island domiciled companies that are subject to the regulations of the Rhode Island Department of Business Regulation (the “Department” or “RIDBR”) and the regulations of each state in which they operate. These property and casualty insurance companies undergo periodic financial examination by insurance regulatory agencies.

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note B - Significant Accounting Policies

Basis of Preparation and Consolidation: These consolidated financial statements include the accounts of the Company and all its subsidiaries. These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) as promulgated by the Financial Accounting Standards Board Accounting Standards Codification (“ASC”). All significant intercompany accounts and transactions have been eliminated.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the amounts included in the consolidated financial statements reflect the Company’s best estimates and assumptions, actual results could differ from these estimates.

Investments: The Company classifies its investments in fixed maturity securities as available-for-sale. Fixed maturity securities are reported at their estimated fair values (see Note C). Realized investment gains and losses and certain declines in value considered to be other-than-temporary are determined on the basis of specific identification and are included as a component of net investment income. Interest income is accrued as earned and includes amortization of premiums and discounts relating to the fixed maturity securities acquired. The Company uses the scientific method to amortize premiums and discounts relating to the fixed maturity securities, which closely approximates the effective interest method. Mortgage-backed securities (“MBS”) are amortized using the interest method considering anticipated prepayments at the date of purchase. Unrealized investment gains and losses including declines in value considered to be temporary, are determined on the basis of specific identification and are included, after adjustment for deferred income taxes, in other comprehensive income (loss).

Fair Value Measurements: The Company’s estimates of fair value for financial assets are based on the framework established in the fair value measurements and disclosures accounting guidance. The framework is based on the inputs used in valuation and requires that observable inputs be used in the valuations when available. The disclosure of fair value estimates in the fair value accounting guidance includes a hierarchy based on whether significant valuation inputs are observable. The highest priority in the hierarchy is given to unadjusted quoted prices in active markets and the lowest priority to unobservable inputs that reflect the Company’s significant market assumptions.

The three levels of the hierarchy are as follows:

Level 1: Inputs to the valuation methodology are quoted prices for identical assets traded in active markets.

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note B - Significant Accounting Policies (Continued)

Level 2: Inputs to the valuation methodology include quoted prices for similar assets in active markets, quoted prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable for the asset and market corroborated inputs.

Level 3: Valuations are based on models where significant inputs are not observable. The unobservable inputs reflect the Company’s own assumptions about the inputs that market participants would use.

Fair values are based on quoted market prices when available (Level 1). The Company receives quoted market prices from a third party, nationally recognized pricing service.

When market prices are not available, the Company utilizes a pricing service to determine an estimate of fair value, which is mainly used for its fixed maturity investments. The fair value is generally estimated using current market inputs for similar financial instruments with comparable terms and credit quality, commonly referred to as matrix pricing (Level 2).

In instances where there is little or no market activity for the same or similar instruments, the Company estimates fair value using methods, models and assumptions that management believes are relevant to the particular asset. This may include discounted cash flow analysis or other income based approaches (Level 3).

These valuation techniques involve some level of management estimation and judgment. The Company recognizes transfers between levels in the fair value hierarchy at the end of the reporting period.

Other Than Temporary Impairments: Impairment losses, other than those considered temporary, result in a permanent reduction of the cost basis of the underlying investment and are reflected as a realized loss. In evaluating potential other than temporary impairment (“OTTI”) of investments, management considers, among other criteria: (1) for fixed maturity investments, whether the Company intends to sell the investment or whether it is more likely than not that the Company will be required to sell the investment prior to an anticipated recovery in value; (2) the likelihood of the recoverability of principal and interest for fixed maturity securities (i.e., whether there is a credit loss); (3) the length of time and extent to which the fair value has been less than amortized cost for fixed maturity securities; and (4) the financial condition, near-term and long-term prospects for the issuer, including the relevant industry conditions and trends, and implications of rating agency actions and offering prices.

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note B - Significant Accounting Policies (Continued)

OTTI for fixed maturity securities are recognized when the Company has the intent to sell or when it is more likely than not that the Company will be required to sell the security before its anticipated recovery in value. For fixed maturity investments that the Company does not intend to sell and for which it is more likely than not that the Company would not be required to sell before an anticipated recovery in value, the Company separates the credit loss component of the impairment from the amount related to all other factors and reports the credit loss component as a component of realized losses. The impairment related to all other factors is reported in accumulated other comprehensive loss. For fixed maturity investments the Company intends to sell or for which it is more likely than not that the Company will be required to sell before an anticipated recovery in value, the full amount of the impairment is included as a component of net investment income.

Upon recognizing an OTTI, the new cost basis of the investment is the previous amortized cost basis less the OTTI recognized realized losses on investments. The new cost basis is not adjusted for any subsequent recoveries in fair value; however, for fixed maturity investments the difference between the new cost basis and the expected cash flows is accreted over the remaining expected life of the investment.

Cash and Cash Equivalents: Cash and cash equivalents are presented at cost which approximates fair value and consists of cash deposited at financial institutions and investments in short-term, highly liquid securities, which have original maturities of less than three months from the purchase date. The Federal Deposit Insurance Corporation (“FDIC”) insures amounts on deposit with financial institutions up to limits as prescribed by law. The Company maintains certain cash and short-term investment balances that exceed FDIC insurance thresholds or are not FDIC insured, however, the Company has not experienced any losses in such accounts. Management does not believe these balances represent a significant credit risk to the Company.

Premiums and Acquisition Costs: Premiums written and assumed are recorded in accordance with the terms of the underlying policies and are reported net of premiums ceded to reinsurers. Premiums are earned on a pro-rata basis over the period the coverage is provided. Unearned premium represents the portion of premiums written applicable to the unexpired terms of policies in force. Advance premium represents premium payments received prior to the effective date of underlying policies. No provision for uncollectible premiums receivable has been recorded at December 31, 2016, 2015 and 2014. Premium balances written off during 2016, 2015 and 2014 amounted to $656,313, $604,385 and $1,559,917, respectively.

The Company recognizes premium deficiencies when there is a probable loss on an insurance contract. Premium deficiencies are recognized if the sum of the expected losses and loss adjustment expenses and unamortized deferred acquisition costs exceed unearned premiums and anticipated investment income. No premium deficiency reserve has been recorded as of December 31, 2016, 2015 and 2014.

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note B - Significant Accounting Policies (Continued)

Acquisition costs, which vary with and are directly related to the acquisition of policies, consist primarily of commission paid to agents, premium taxes and certain underwriting costs. These costs are deferred and amortized over the period that the premiums are earned. Future earned premiums, the anticipated losses and other costs (and in the case of premium deficiency, investment income) related to those premiums, are also considered in determining the level of acquisition cost to be deferred (See Note F).

Reinsurance: In the normal course of business, the Company seeks to reduce the potential amount of loss arising from claim events by reinsuring certain levels of risk. Prospective reinsurance premiums, losses, and loss adjustment expenses are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. The portion of ceded premium applicable to the unexpired terms of the reinsurance agreements are recorded as ceded unearned premium reserves. Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policy. No allowance for uncollectible reinsurance was recorded as of December 31, 2016, 2015 and 2014. Reinsurance balances written off during the years then ended amounted to $0, $250,340 and $355,384, respectively.

The Company purchases quota share reinsurance from unaffiliated reinsurance partners, as more fully described in Note E.

The Company also purchases general excess of loss, catastrophe reinsurance coverage, reinstatement premium protection coverage, coverage on named storms and facultative reinsurance which limit the Company’s exposure to large losses.

Ceding commissions are deferred as unearned ceding commissions and earned over the terms of the reinsurance agreements to which they relate. Ceding commissions on the quota share are adjustable based upon the underlying loss experience of the reinsurer. As adjustments to the ceding commission become necessary, such adjustments are reflected in current operations. Due to the terms and December 31st effective date of the renewed net retained lines quota share reinsurance contract the entire ceded premium and ceding commission balance relative to this contract is unearned in the current year ceded and earned in the subsequent reporting period (See Note F).

Property, Equipment and Software: The Company recorded land and buildings at their estimated fair value at acquisition as a result of the purchase described in Note A. Depreciation expense on buildings is computed using the straight line method over an estimated 40-year life. Equipment and software over $25,000 are reported at cost less accumulated depreciation capitalized and depreciated on the straight line basis over the estimated useful life (generally three to five years), (See Note J).

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note B - Significant Accounting Policies (Continued)

The Company accounts for costs incurred to develop computer software for internal use in accordance with the applicable guidance. As required by this guidance, the Company capitalizes the costs incurred during the application development stage, which include costs to design the software configuration and interfaces, coding, installation, and testing. Costs incurred during the preliminary project along with post-implementation stages of internal use computer software are expensed as incurred. Capitalized development costs are amortized over various periods up to three years. Costs incurred to maintain existing product offerings are expensed as incurred.

The capitalization and ongoing assessment of recoverability of development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, technological and economic feasibility, and estimated economic life.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flow is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset. No impairment losses have been recognized on long lived assets for the years ended December 31, 2016, 2015 or 2014. Repair and maintenance costs are charged to operating expense as incurred.

Intangible Assets: The Company has recorded acquired identifiable intangible assets as a result of a purchase described in Note A. In accounting for such assets the Company follows guidance on financial accounting and reporting related to goodwill and other intangible assets at acquisition. The cost of a group of assets acquired in a transaction is allocated to the individual assets including identifiable intangible assets based on their relative fair values. Identifiable assets with a finite useful life are amortized over the period that the asset is expected to contribute directly or indirectly to the future cash flows of the Company.

All identifiable intangible assets are tested for recoverability at least annually or whenever events or changes in circumstances indicate that a carrying amount may not be recoverable. An impairment loss is recognized if the carrying value of an intangible asset is not recoverable and its carrying amount exceeds its fair value. If impairment exists, the impairment is charged to expense in the period in which it is determined. No impairment losses were recognized in 2016, 2015 and 2014.

Loss and Loss Adjustment Expenses (“LAE”): Unpaid losses and loss adjustment expenses include reserves for reported unpaid losses and loss expenses and for losses and loss expenses incurred but not reported and are net of salvage and subrogation. The reserve for reported unpaid losses and loss expenses is established by management based on information reported from insureds, pools and agents, and represents the estimated ultimate cost of events or conditions that have been reported to or identified by the Company.

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note B - Significant Accounting Policies (Continued)

The reserve for losses and loss expenses incurred but not reported is estimated by management based on loss development patterns determined by reference to the Company’s underwriting practices, historical trends and industry data for homeowners insurance. Reinsurance recoveries on unpaid losses and loss adjustment expenses have been estimated using assumptions consistent with those used to estimate the related liability for unpaid losses and loss adjustment expenses. In developing its estimate, the Company utilizes both in-house and independent external consulting actuaries.

Management believes that the reserves for unpaid losses and loss adjustment expenses are sufficient to cover the ultimate cost of losses. However, there can be no assurance that losses will not exceed or be less than the Company’s total reserves. Accordingly, the ultimate liability could be in excess of or less than the amount indicated in the consolidated financial statements. The methodology of estimating loss reserves is periodically reviewed to ensure that the assumptions made continue to be appropriate and if any adjustments to these estimates become necessary, such adjustments are reflected in current operations (see Note D).

Income Taxes: The Company and its subsidiaries file a consolidated federal income tax return. Deferred income tax assets and liabilities are recognized for the expected future tax effects attributable to temporary differences between the financial reporting and tax bases of assets and liabilities, based on enacted tax rates and other provisions of tax law. The effect on deferred tax assets and liabilities of a change in tax laws or rates is recognized in income in the period in which such change is enacted. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that all or some portion of the deferred tax assets will not be realized. No valuation allowance was recorded for 2016, 2015 or 2014 (see Note G).

Stock Based Compensation: The Company’s share-based management incentive plan authorizes the granting of Series 1 Class B restricted stock to certain employees. The compensation expense for these restricted stock shares was based on their estimated fair value at date of grant and amortized over the vesting period. The fair value of the restricted stock award is estimated on the date of grant based on the Black Scholes pricing model that includes assumptions such as the risk free rate on the seven year Treasury note and the expected life of award. The Company used historical and industry information to determine the assumptions and if these assumptions change significantly for future grants, compensation expense will fluctuate in future periods.

The Company obtained an appraisal from a third party business valuation specialist to determine the current market value of the newly granted Series 1 Class B common stock of the Company. (see Note I).

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note B - Significant Accounting Policies (Continued)

Accrued Expenses and Accounts Payable: Included in accrued expenses and accounts payable at December 31, 2016, 2015 and 2014 is $0, $0 and $128,165, respectively, of severance payments due employees who were terminated in 2016, 2015 and 2014, respectively.

Supplemental Cash Flow Information:

	December 31
	2016	2015	2014
Reconciliation of net income to cash provided by operating activities:
Net income	$20,186,025	$12,234,248	$5,460,693
Adjustments to reconcile net income to cash:
Amortization of fixed maturities	571,675	506,053	475,216
Depreciation and amortization	380,867	453,749	552,854
Realized gain on investments	(13,589)	(40,417)	(26,498)
Deferred income tax	10,125,616	6,547,220	3,141,765
Write-off of premiums receivable	656,313	604,385	1,559,912
Write-off of reinsurance recoveries	—	250,340	355,384
Accrued retirement plan expense	(58,291)	54,534	408,474
Changes in assets and liabilities:
Premiums receivable	(2,111,210)	(2,300,215)	2,331,535
Deferred acquisition costs	(2,029,384)	(3,795,432)	(2,877,559)
Reinsurance recoverable on paid and unpaid losses	(15,970,368)	(26,366,801)	(8,884,305)
Ceded unearned premium reserves	(28,166,119)	(11,810,310)	(16,010,970)
Equity from pools and associations	(605,407)	(93,465)	(587,625)
Loss and loss adjustment expenses	4,794,397	10,651,808	10,715,491
Unearned premiums	13,898,927	19,372,796	22,115,080
Unearned ceding commission	10,523,233	5,634,429	3,262,807
Commissions payable	1,177,116	255,603	1,387,450
Advance premiums	343,823	1,146,610	889,636
Reinsurance balances payable	23,779,030	17,008,852	6,872,891
Accrued expenses and accounts payable	359,727	2,167,021	(1,288,167)
Other, net	(960,469)	208,509	(4,012,374)

Cash provided by operating activities	$36,881,912	$32,689,517	$25,841,690

Reclassifications: Certain amounts in the 2014 and 2015 financial statements have been reclassified to conform to the 2016 presentation. The 2014 and 2015 reclassifications have no effect on shareholders’ equity or net income.

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note B - Significant Accounting Policies (Continued)

Going Concern: The Company’s review of relevant conditions and events, considered in the aggregate, indicate that it is probably that the Company will be able to meet its obligations as they become due within one year after the date that the financial statements are issued.

Recent Accounting Pronouncements: The Company describes below recent pronouncements that may have a significant effect on its consolidated financial statements or on its disclosures upon future adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on, or are unrelated to, its financial condition, results of operations, or related disclosures.

In June 2016, the FASB issued ASU 2016-13 Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which provides guidance on the accounting for credit losses of financial instruments that are measured at amortized cost, including held to maturity securities and reinsurance recoverables, by applying an approach based on the current expected credit losses. The estimate of expected credit losses should consider historical information, current information, as well as reasonable and supportable forecasts, including estimates of prepayments. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset in order to present the net carrying value at the amount expected to be collected on the financial asset on the consolidated balance sheet. The guidance also amends the current accounting for other-than-temporary impairment model by requiring an estimate of the expected credit loss only when the fair value is below the amortized cost of the asset. The length of time the fair value of an available for sale debt security has been below the amortized cost will no longer impact the determination of whether a potential credit loss exists. The available for sale debt security model will also require the use of a valuation allowance as compared to the current practice of writing down the asset. The standard is effective for the Company in 2021. The Company has not yet evaluated the effect that the updated standard will have on its consolidated financial statements and related disclosures.

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note B - Significant Accounting Policies (Continued)

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which requires recognition of the excess tax benefits or deficiencies of share-based awards through net income rather than through additional paid in capital. Additionally, the guidance allows for an election to account for forfeitures related to share-based payments either as they occur or through an estimation method. The Company will adopt this guidance in 2018 and will recognize the excess tax benefits (deficiencies) within our results of operations. The calculation of the excess tax benefits and deficiencies is based on the difference between the market value of a stock award at the date of vesting, or at the time of exercise for a stock option, compared to the grant date fair value recognized as compensation expense in the consolidated statements of operations. The Company has determined that the financial statements in future periods will be affected by this new guidance principally when excess tax benefit or deficiencies occur, given that all such future items will be recognized as income tax benefits or expense in the consolidated statements of income and comprehensive income. The value of such transactions is not currently determinable because such amounts will vary based upon the value of the Company’s common stock on the date of vesting of restricted stock or exercise of stock options. Additionally, the amounts recognized will be presented as operating activities in the consolidated statement of cash flows, whereas such amounts are currently classified as financing activities.

In January 2016, the FASB issued ASU Topic 2016-1, Financial Statements - Overall (Topic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, that affects the recognition, measurement, presentation, and disclosure of financial instruments. The guidance requires an assessment of a valuation allowance on deferred tax assets related to unrealized losses of available for sale debt securities in combination with other deferred tax assets. The standard is effective for the Company in the first quarter of 2019. The Company has not yet evaluated the effect that the updated standard will have on its consolidated financial statements and related disclosures.

No other new accounting pronouncement issued or effective during the fiscal year had or is expected to have a material impact on our consolidated financial statements or disclosures.

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note C - Investments

Net investment income is derived from the following sources for the years ended December 31:

	2016	2015	2014
Interest income, net of amortization	$2,430,439	$1,659,564	$1,320,727
Net realized investment gains	13,589	40,417	26,498

Total gross investment income	2,444,028	1,699,981	1,347,225
Less: Investment expenses	(235,255)	(140,216)	(154,943)

Net investment income	$2,208,773	$1,559,765	$1,192,282

The following represents an analysis of net realized gains on investments for the years ended December 31:

	2016	2015	2014
Investment gains (losses):
Gross realized gains	$13,589	$41,073	$26,498
Gross realized losses	—	(656)	—

Net realized investment gains	$13,589	$40,417	$26,498

There were no OTTI losses recognized during 2016, 2015 or 2014.

The following tables present the levels within the fair value hierarchy at which the Company’s financial assets are measured on a recurring basis as of December 31, 2016, 2015 and 2014:

	Estimated Fair Value as of December 31, 2016	Level 1	Level 2	Level 3
Fixed maturities:
U.S. Government bonds	$1,735,322	$1,735,322	$—	$—
Corporate bonds	35,016,940	—	35,016,940	—
Municipal bonds	11,008,060	—	11,008,060	—
Residential MBS	30,190,632	—	30,190,632	—
Commercial MBS	13,177,532	—	13,177,532	—
Asset backed securities	7,956,093	—	7,956,093	—

Total fixed maturities	99,084,579	1,735,322	97,349,257	—
Cash and cash equivalents	65,913,107	65,913,107	—	—

Total	$164,997,686	$67,648,429	$97,349,257	$—

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note C - Investments (Continued)

	Estimated Fair Value as of December 31, 2015	Level 1	Level 2	Level 3
Fixed maturities:
U.S. Government bonds	$998,549	$998,549	$—	$—
Corporate bonds	21,942,308	—	21,942,308	—
Municipal bonds	6,689,757	—	6,689,757	—
Residential MBS	23,999,426	—	23,999,426	—
Commercial MBS	10,495,673	—	10,495,673	—
Asset backed securities	2,859,238	—	2,859,238	—

Total fixed maturities	66,984,951	998,549	65,986,402	—
Cash and cash equivalents	62,280,808	62,280,808	—	—

Total	$129,265,759	$63,279,357	$65,986,402	$—

	Estimated Fair Value as of December 31, 2014	Level 1	Level 2	Level 3
Fixed maturities:
U.S. Government bonds	$3,000,508	$3,000,508	$—	$—
Corporate bonds	21,694,397	—	21,694,397	—
Municipal bonds	3,788,324	—	3,788,324	—
Residential MBS	24,840,776	—	24,840,776	—
Commercial MBS	9,970,478	—	9,970,478	—
Asset backed securities	2,716,969	—	2,716,969	—

Total fixed maturities	66,011,452	3,000,508	63,010,944	—
Cash and cash equivalents	32,112,760	32,112,760	—	—

Total	$98,124,212	$35,113,268	$63,010,944	$—

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note C - Investments (Continued)

All investments are classified as available for sale. The cost or amortized cost, gross unrealized gains, gross unrealized losses and fair values of investments, by major security type, are as follows for the years ended December 31, 2016, 2015 and 2014:

	December 31, 2016
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Fixed maturities:
U.S. Government bonds	$1,739,881	$—	$(4,559)	$1,735,322
Corporate bonds	34,926,054	244,504	(153,618)	35,016,940
Municipal bonds	11,105,295	78,795	(176,030)	11,008,060
Residential MBS	30,589,481	42,229	(441,078)	30,190,632
Commercial MBS	13,239,547	66,570	(128,585)	13,177,532
Asset backed securities	7,978,486	4,778	(27,171)	7,956,093

Total fixed maturities	$99,578,744	$436,876	$(931,041)	$99,084,579

	December 31, 2015
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Fixed maturities:
U.S. Government bonds	$999,743	$—	$(1,194)	$998,549
Corporate bonds	22,086,706	89,588	(233,986)	21,942,308
Municipal bonds	6,729,246	24,686	(64,175)	6,689,757
Residential MBS	24,188,553	68,789	(257,916)	23,999,426
Commercial MBS	10,729,183	—	(233,510)	10,495,673
Asset backed securities	2,875,294	—	(16,056)	2,859,238

Total fixed maturities	$67,608,725	$183,063	$(806,837)	$66,984,951

	December 31, 2014
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Fixed maturities:
U.S. Government bonds	$3,000,640	$135	$(267)	$3,000,508
Corporate bonds	21,620,573	141,560	(67,736)	21,694,397
Municipal bonds	3,754,040	35,945	(1,661)	3,788,324
Residential MBS	24,908,700	89,505	(157,429)	24,840,776
Commercial MBS	10,142,936	—	(172,458)	9,970,478
Asset backed securities	2,724,170	610	(7,811)	2,716,969

Total fixed maturities	$66,151,059	$267,755	$(407,362)	$66,011,452

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note C - Investments (Continued)

The unrealized losses as of December 31, 2016, 2015 and 2014 are considered to be temporary impairments. Individual security positions comprising this balance have been evaluated by management, based on specific criteria to determine if these impairments should be considered other than temporary. The Company has concluded that the value of the investments for which it reports unrealized losses at December 31, 2016, 2015 and 2014 are not other than temporarily impaired.

	December 31, 2016:
	Less than 12 months			12 months or more			Total
	# of Sec	Fair value	Unrealized loss	# of Sec	Fair value	Unrealized loss	# of Sec	Fair value	Unrealized loss
U.S. Government bonds	2	1,735,322	(4,559)	0	—	—	2	1,735,322	(4,559)
Corporate bonds	30	15,614,182	(145,135)	1	290,919	(8,483)	31	15,905,101	(153,618)
Municipal bonds	23	6,024,559	(176,030)	0	—	—	23	6,024,559	(176,030)
Residential MBS	21	22,891,229	(287,500)	6	2,475,133	(153,578)	27	25,366,362	(441,078)
Commercial MBS	4	3,342,320	(44,978)	2	2,942,669	(83,607)	6	6,284,989	(128,585)
Asset backed securities	6	4,797,144	(27,171)	0	—	—	6	4,797,144	(27,171)

	86	54,404,756	(685,373)	9	5,708,721	(245,668)	95	60,113,477	(931,041)

	December 31, 2015:
	Less than 12 months			12 months or more			Total
	# of Sec	Fair value	Unrealized loss	# of Sec	Fair value	Unrealized loss	# of Sec	Fair value	Unrealized loss
U.S. Government bonds	2	998,418	(1,325)	0	—	—	2	998,418	(1,325)
Corporate bonds	36	11,985,023	(225,300)	2	851,516	(8,686)	38	12,836,539	(233,986)
Municipal bonds	12	4,426,561	(64,175)	0	—	—	12	4,426,561	(64,175)
Residential MBS	12	14,168,287	(135,041)	6	3,379,490	(122,875)	18	17,547,777	(257,916)
Commercial MBS	10	7,186,620	(120,722)	2	3,309,054	(112,788)	12	10,495,674	(233,510)
Asset backed securities	5	2,859,238	(16,056)	0	—	—	5	2,859,238	(16,056)

	77	41,624,147	(562,619)	10	7,540,060	(244,349)	87	49,164,207	(806,968)

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note C - Investments (Continued)

	December 31, 2014:
	Less than 12 months			12 months or more			Total
	# of Sec	Fair value	Unrealized loss	# of Sec	Fair value	Unrealized loss	# of Sec	Fair value	Unrealized loss
U.S. Government bonds	2	2,501,211	(267)	0	—	—	2	2,501,211	(267)
Corporate bonds	22	8,017,880	(32,897)	4	1,931,364	(34,839)	26	9,949,244	(67,736)
Municipal bonds	2	274,792	(39)	1	279,625	(1,622)	3	554,417	(1,661)
Residential MBS	4	5,304,466	(15,810)	10	10,405,179	(141,619)	14	15,709,645	(157,429)
Commercial MBS	2	2,402,756	(12,560)	8	7,567,722	(159,898)	10	9,970,478	(172,458)
Asset backed securities	3	1,765,618	(7,811)	0	—	—	3	1,765,618	(7,811)

	35	20,266,723	(69,384)	23	20,183,890	(337,978)	58	40,450,613	(407,362)

Expected maturities may differ from contractual maturities as borrowers may have the right to call or prepay obligations without penalties. The scheduled maturities of fixed-maturity securities at December 31, 2016 are as follows:

	Amortized Cost	Estimated Fair Value
Years to maturity:
One year or less	$5,499,827	$5,502,259
Over one through five years	24,056,791	24,103,626
Over five through ten years	14,196,423	14,115,892
Over ten years	4,018,189	4,038,545
Residential MBS	30,589,481	30,190,632
Commercial MBS	13,239,547	13,177,532
Asset backed securities	7,978,486	7,956,093

Total	$99,578,744	$99,084,579

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note D - Loss and Loss Adjustment Expenses

Components of the liability for unpaid losses and loss adjustment expenses and related reinsurance recoverable at December 31, 2016, 2015 and 2014, are as follows:

	2016	2015	2014
Reserve for reported losses and loss adjustment expenses	$39,783,619	$31,329,085	$27,795,171
Reserve for losses incurred but not reported	43,040,362	46,700,499	39,582,605

Total reserve for losses and loss adjustment expenses	82,823,981	78,029,584	67,377,776
Reinsurance recoverable	(59,454,597)	(55,685,673)	(48,970,680)

Net reserve for losses and loss adjustment expenses	$23,369,384	$22,343,911	$18,407,096

Set out below is a reconciliation of the beginning and ending reserve balances for losses and loss adjustment expenses, net of reinsurance recoverables, for 2016, 2015 and 2014, respectively:

	2016	2015	2014
Unpaid losses and loss expense at beginning of year	$78,029,584	$67,377,776	$56,662,286
Less: Unpaid losses and loss expenses recoverable	(55,685,673)	(48,970,680)	(43,030,891)

Net unpaid losses and loss expense at beginning of year	22,343,911	18,407,096	13,631,395

Incurred related to:
Current year	36,508,110	44,727,000	33,718,012
Prior years	(564,298)	(2,077,680)	3,754,176

Total net incurred losses and loss expense	35,943,812	42,649,320	37,472,188
Paid related to:
Current year	29,893,000	32,826,003	25,606,012
Prior year	5,025,339	5,886,502	7,090,475

Total net paid losses and loss expense	34,918,339	38,712,505	32,696,487

Net unpaid losses and loss expense at end of year	23,369,384	22,343,911	18,407,096
Plus: Unpaid losses and loss expenses recoverable	59,454,597	55,685,673	48,970,680

Total net paid losses and loss expense	$82,823,981	$78,029,584	$67,377,776

During 2016, loss and loss expenses incurred includes net favorable development of prior year estimated liabilities of $564,298. The favorable development was primarily related to better than expected loss experience on the 2013 and 2014 accident years.

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note D - Loss and Loss Adjustment Expenses (Continued)

During 2015, loss and loss expense incurred includes net favorable development of prior year estimated liabilities of $2,077,680. The favorable development was primarily related to better than expected loss experience of the 2011 through 2014 accident years.

During 2014, loss and loss expense incurred includes net unfavorable development of prior year estimated liabilities of $3,754,176. The unfavorable development occurred primarily due to reserve strengthening related to the liability claims in the 2011 and 2012 accident years and attritional losses and loss adjustment expenses and development for the 2011, 2012 and 2013 accident years.

Note E - Reinsurance

The Company purchases reinsurance to manage various exposures including catastrophe risks. Although reinsurance agreements contractually obligate the Company’s reinsurers to reimburse it for the agreed-upon portion of its gross paid losses, they do not discharge the primary liability of the Company.

The amounts for net premiums written and net premiums earned in the consolidated financial statements are net of reinsurance. Direct and ceded premiums for the years ended December 31, 2016, 2015 and 2014 are as follows:

	2016		2015		2014
	Premiums Written	Premiums Earned	Premiums Written	Premiums Earned	Premiums Written	Premiums Earned
Direct	$306,621,544	$292,722,617	$278,017,639	$258,644,843	$240,275,722	$218,160,640
Ceded	(255,266,238)	(227,100,119)	(199,662,002)	(187,851,691)	(170,159,582)	(154,148,610)

Net	$51,355,306	$65,622,498	$78,355,637	$70,793,152	$70,116,140	$64,012,030

Effective December 31, 2016, the Company renewed and increased the cession amount of its net retained lines quota share reinsurance contract. The Company cedes 60% of all homeowners business insured, net of reinsurance agreements that inure to the benefit of the contract. The reinsurers maximum limits for any occurrence is $12.0 million (60% of $20 million) for property business. The 60% is placed across nine reinsurer partners.

Effective June 1, 2016, the Company entered into a gross quota share reinsurance contract whereby the Company ceded 15% share of all homeowners business insured to four reinsurers.

Effective June 1, 2015, the Company entered into a gross quota share reinsurance contract whereby the Company ceded 7.5% share of all homeowners business insured to two reinsurers.

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note E - Reinsurance (Continued)

Effective December 31, 2014, the Company renewed and decreased the cession amount of its net retained lines quota share reinsurance contract. The Company cedes 55% of all homeowners business insured, net of reinsurance agreements that inure to the benefit of the contract. The reinsurers maximum limits for any occurrence is $11.0 million ($55% of $20 million) for property business and $275,000 (55% of $500,000) for casualty business. The 55% is placed across nine unaffiliated reinsurer partners.

Effective June 1, 2014, the Company entered into a gross quota share reinsurance contract whereby the Company ceded a 5% share of all homeowners business insured to one reinsurer.

Effective December 31, 2013 and 2012, NBIC entered into a net retained lines quota share reinsurance contract whereby the Company cedes a 60% share of all homeowners business insured. The reinsurer’s maximum liability for any occurrence is $12.0 million (60% of $20.0 million) for property business and $300,000 (60% of $500,000) for casualty business. The 60% share is placed across six and four unaffiliated reinsurance partners in 2013 and 2012, respectively.

Effective December 31, 2011, the Company entered into a net retained lines quota share reinsurance contract whereby the Company ceded a 30% share of all homeowners business insured. The reinsurers maximum liability for any occurrence under the quota share is $6.0 million (30% of $20.0 million) for property business and $150,000 (30% of $500,000) for casualty business. The 30% share is placed with one unaffiliated reinsurance partner.

As the effective dates of the quota share contracts were December 31, 2016, 2015 and 2014, respectively, the entire balance of ceding commissions related to the current year has been deferred as unearned ceding commission on the consolidated balance sheet as of December 31, 2016, 2015 and 2014. Ceding commission earned during 2016, 2015 and 2014 amounted to $69,921,161, $55,784,440 and $43,024,111, respectively.

Ceding commissions on the quota share agreements call for a provisional ceding commission rate, subject to a sliding scale adjustment based on the loss experience of the reinsurers. Adjustments to the commissions are accrued when determinable and for the years ended December 31, 2016 and 2014, adjustments resulted in a ceding commission increase of $2,258,119 and decrease of $9,440,146, respectively. For the year ended December 31, 2015, the sliding scale had no impact.

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note F - Deferred Policy Acquisition Costs and Unearned Ceding Commission

The following summary reflects the Company’s deferred policy acquisition costs and unearned ceding commission deferred for amortization against future earned premiums for the years ended December 31, 2016, 2015 and 2014, respectively:

	2016	2015	2014
Deferred acquisition costs, beginning of year	$28,364,299	$24,568,867	$21,691,308
Costs incurred and deferred during year:
Commissions and brokerage costs	48,515,848	43,310,009	38,051,930
Other underwriting and acquisition costs	2,274,364	3,468,460	2,769,170
Premium taxes	7,287,414	7,016,773	5,551,202

Acquisition costs incurred and deferred during the year	58,077,626	53,795,242	46,372,302
Amortization	(56,048,242)	(49,999,810)	(43,494,743)

Deferred acquisition costs, end of year	$30,393,683	$28,364,299	$24,568,867

	2016	2015	2014
Unearned ceding commission, beginning of year	$39,224,912	$33,590,483	$30,327,676
Commissions ceded and deferred during year:
Commissions and brokerage costs	80,444,394	61,418,869	46,286,918
Ceding commission earned	(69,921,161)	(55,784,440)	(43,024,111)

Unearned ceding commission, end of year	$49,748,145	$39,224,912	$33,590,483

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note G - Federal Income Taxes

The federal income tax expense for the years ended December 31, 2016, 2015 and 2014 is as follows:

	2016	2015	2014
Current tax expense	$761,725	$483,812	$203,322
Deferred tax expense	10,125,616	6,547,220	3,141,765

Total federal income tax expense	$10,887,341	$7,031,032	$3,345,087

In 2016, 2015 and 2014, the Company’s federal tax rate was 35% which does not differ significantly from the statutory federal tax rate. The main components of the 2016, 2015 and 2014 deferred tax amounts are as follows:

	2016	2015	Difference
Deferred tax assets
NOL carry forward	$—	$12,721,077	$(12,721,077)
Unearned ceding commission	16,473,696	12,790,564	3,683,132
Pension liability	1,194,892	1,142,397	52,495
Pension intangible asset	1,385,364	1,593,640	(208,276)
Deferred compensation	946,528	735,708	210,820
Unpaid losses and LAE	367,308	433,675	(66,367)
Unearned premium	3,194,613	4,169,248	(974,635)
Net unrealized losses on investments	172,958	218,366	(45,408)
Capital losses and OTTI	234,253	261,188	(26,935)
Alternative minimum tax credit	1,026,040	868,903	157,137
Other	958,317	674,978	283,339

Total deferred tax assets	25,953,969	35,609,744	(9,655,775)
Deferred tax liabilities
Intangible assets	(834,640)	(839,672)	5,032
Deferred acquisition costs	(10,637,789)	(9,927,505)	(710,284)
Fixed asset depreciation	(13,329)	—	(13,329)
Other	(9,353)	(4,416)	(4,937)

Total deferred tax liabilities	(11,495,111)	(10,771,593)	(723,518)

Net deferred tax asset	$14,458,858	$24,838,151	$(10,379,293)

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note G - Federal Income Taxes (Continued)

	2015	2014	Difference
Deferred tax assets
NOL carry forward	$12,721,077	$21,238,960	$(8,517,883)
Unearned ceding commission	12,790,564	10,946,567	1,843,997
Pension liability	1,142,397	1,002,778	139,619
Pension intangible asset	1,593,640	1,898,609	(304,969)
Deferred compensation	735,708	651,104	84,604
Unpaid losses and LAE	433,675	359,527	74,148
Unearned premium	4,169,248	3,559,612	609,636
Net unrealized losses on investments	218,366	48,863	169,503
Capital losses and OTTI	261,188	360,920	(99,732)
Alternative minimum tax credit	868,903	385,094	483,809
Other	674,978	553,967	121,011

Total deferred tax assets	35,609,744	41,006,001	(5,396,257)
Deferred tax liabilities
Intangible assets	(839,672)	(844,703)	5,031
Deferred acquisition costs	(9,927,505)	(8,551,406)	(1,376,099)
Fixed asset depreciation	—	(59,702)	59,702
Other	(4,416)	(29,353)	24,937

Total deferred tax liabilities	(10,771,593)	(9,485,164)	(1,286,429)

Net deferred tax asset	$24,838,151	$31,520,837	$(6,682,686)

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note G - Federal Income Taxes (Continued)

	2014	2013	Difference
Deferred tax assets
NOL carry forward	$21,238,960	$25,390,595	$(4,151,635)
Unearned ceding commission	10,946,567	9,852,283	1,094,284
Pension liability	1,002,778	1,081,515	(78,737)
Pension intangible asset	1,898,609	1,265,172	633,437
Deferred compensation	651,104	580,135	70,969
Unpaid losses and LAE	359,527	281,245	78,282
Unearned premium	3,559,612	3,070,049	489,563
Net unrealized losses on investments	48,863	496,996	(448,133)
Capital losses and OTTI	360,920	360,920	—
Alternative minimum tax credit	385,094	144,730	240,364
Other	553,967	479,510	74,457

Total deferred tax assets	41,006,001	43,003,150	(1,997,149)
Deferred tax liabilities
Intangible assets	(844,703)	(769,234)	(75,469)
Deferred acquisition costs	(8,551,406)	(7,591,958)	(959,448)
Fixed asset depreciation	(59,702)	(130,385)	70,683
Other	(29,353)	(34,272)	4,919

Total deferred tax liabilities	(9,485,164)	(8,525,849)	(959,315)

Net deferred tax asset	$31,520,837	$34,477,301	$(2,956,464)

Realization of the net deferred tax assets is dependent on generating sufficient taxable income prior to their expiration. No valuation allowance has been established for 2016, 2015 and 2014 since management believes estimated future taxable income will be more than enough to realize the benefit of deductible temporary differences. Although realization is not assured, management believes it is more likely than not that the net deferred tax assets will be realized. The amount of the net deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carry forward period are reduced.

The Company accounts for uncertain tax positions in accordance with income taxes accounting guidance. The Company has analyzed filing positions in the federal and state jurisdictions where it is required to file tax returns, as well as the open tax years; 2013 through current, in these jurisdictions. The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material change to its financial position. Therefore, no reserves for uncertain income tax positions have been recorded, nor have any income tax related interest or penalties been incurred for the years ended December 31, 2016, 2015 and 2014.

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note H - Employee Benefit Plans

The Company sponsors a qualified defined benefit pension plan (“Plan”) covering its current and former employees. Effective July 27, 2003, benefits accumulated under the Plan were frozen and no further benefits are accumulating for employees. The measurement date used to determine the net periodic pension cost is December 31, 2016, 2015 and 2014, respectively.

A summary of assets, obligations and assumptions of the Plan are summarized as follows:

	2016	2015	2014
Change in benefit obligation
Benefit obligation, beginning	$10,124,609	$12,744,914	$10,823,346
Interest	392,632	391,477	499,990
Impact of assumption change	(39,111)	90,959	2,030,252
Loss on settlement	(158,063)	(693,079)	—
Settlement payments	(777,048)	(1,802,291)	—
Benefits paid	(569,159)	(607,371)	(608,674)

Benefit obligation, ending	$8,973,860	$10,124,609	$12,744,914

Change in plan assets
Fair value of plan assets, beginning	$5,972,139	$8,080,607	$7,743,896
Actual return on plan assets	238,170	(252,366)	581,054
Employer contribution	402,376	553,560	364,331
Settlement payments	(777,048)	(1,802,291)	—
Benefits paid	(569,159)	(607,371)	(608,674)

Fair value of plan assets, ending	$5,266,478	$5,972,139	$8,080,607

Funded status
Accrued pension liability	$(3,707,382)	$(4,152,470)	$(4,664,307)

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note H - Employee Benefit Plans (Continued)

	2016	2015	2014
Amounts recognized in the Consolidated Balance Sheets
Accrued benefit cost	$250,802	$400,787	$760,291
Accumulated other comprehensive loss	(3,958,184)	(4,553,257)	(5,424,598)

Accrued pension liability (a component of accrued retirement plan expense on the consolidated balance sheets)	$(3,707,382)	$(4,152,470)	$(4,664,307)

Net periodic cost
Interest cost	$392,632	$391,477	$499,990
Expected return on plan assets	(324,984)	(367,064)	(458,362)
Amortization of net loss	141,973	140,153	97,740
Recognized settlement loss	342,740	748,498	—

Total net periodic benefit cost	$552,361	$913,064	$139,368

	2016	2015	2014
Amounts recorded in “Accumulated other comprehensive loss” not yet recognized as a component of net periodic benefit cost
Accumulated other comprehensive loss, beginning of year	$(4,553,257)	$(5,424,598)	$(3,614,778)
Impact of assumption changes	39,111	(90,959)	(2,030,252)
Recognized settlement loss	342,740	748,498	—
Net gain on assets	71,249	73,649	122,692
Amortization of net loss	141,973	140,153	97,740

Accumulated other comprehensive loss, end of year	$(3,958,184)	$(4,553,257)	$(5,424,598)

The following assumptions were used in determining the actuarial present value of the projected benefit obligation for the plan years ending December 31:

	2016	2015	2014
Weighted-average assumptions
Discount rate	3.75%	4.00%	3.75%
Rates of increase in compensation levels	N/A Plan is frozen	N/A Plan is frozen	N/A Plan is frozen

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note H - Employee Benefit Plans (Continued)

The following assumptions were used in determining the net periodic pension cost for the plan years ending December 31:

	2016	2015	2014
Weighted-average assumptions
Discount rate	4.00/3.75%*	3.75/3.50%*	4.75%
Expected long-term rate of return on assets	5.50%	5.50%	6.00%
Rates of increase in compensation levels	N/A Plan is frozen	N/A Plan is frozen	N/A Plan is frozen

*	(Liabilities re-measured at 3.75% on December 31, 2016 and 3.50% on March 31, 2015 due to settlement event described below)

During 2016, 15 participants of the Plan elected to receive a one-time lump sum payment. During 2015, 38 participants of the Plan elected to receive a one-time lump sum payment. In both cases, since the total lump sum paid during the buyouts exceeded the sum of the service cost and interest cost, settlements of the plan occurred. As a result, the obligations of the Plan were re-measured as of March 31, 2015 utilizing a rate of 3.5% for the 2015 settlement and as of December 31, 2016 utilizing a rate of 3.75% for the 2016 settlement.

The projected benefit obligation is the actuarial present value of all benefits attributed to employee service as of the date of calculation. The expected long-term rate of return on assets is developed based on a model which utilizes modern portfolio theory to produce a statistical range of expected returns. The model is based on the historical behavior of the broad financial markets, reflects the plan’s asset allocation and utilizes the plan’s actuarial assumption regarding future rates of inflation.

The Plan’s assets are overseen by the Plan’s fiduciaries, with an overall investment strategy of asset preservation in order to meet future benefit obligations. The Plan invests in a diversified mix of traditional asset classes. Investments in U.S. and foreign equity securities, fixed income securities and cash are made to maximize long-term returns while recognizing the need for adequate liquidity to meet on-going benefit and administrative obligations. A professional investment firm is engaged and operates under the investment guidelines.

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note H - Employee Benefit Plans (Continued)

The target asset allocation and percentage of fair value to total plan assets at December 31, 2016, 2015 and 2014 are as follows:

	2016		2015		2014
	Fair Value	Allocation	Fair Value	Allocation	Fair Value	Allocation
Debt securities	89%	75%	72%	65%	65%	65%
Equity securities	7%	20%	25%	30%	33%	30%
Cash equivalents	4%	5%	3%	5%	2%	5%

Total	100%	100%	100%	100%	100%	100%

The Pension Plan asset allocations are as follows at December 31, 2016, 2015 and 2014:

	Fair Value as of December 31, 2016	Level 1	Level 2	Level 3
Fixed maturities:
US Government bonds	$657,650	$657,650	$—	$—
Fixed income exchange traded bonds	69,339	69,339	—	—
Fixed income mutual funds	3,920,927	3,920,927	—	—

Total fixed maturities	4,647,916	4,647,916	—	—
Equities
Equity mutual funds and exchange traded funds	368,905	368,905	—	—
Balanced mutual funds	23,509	23,509	—	—

Total equities	392,414	392,414	—	—
Cash equivalents	226,148	226,148	—	—

Total	$5,266,478	$5,266,478	$—	$—

	Fair Value as of December 31, 2015	Level 1	Level 2	Level 3
Fixed maturities:
US Government bonds	$679,199	$679,199	$—	$—
Fixed income exchange traded bonds	24,066	24,066	—	—
Fixed income mutual funds	3,573,828	3,573,828	—	—

Total fixed maturities	4,277,093	4,277,093	—	—
Equities
Equity mutual funds and exchange traded funds	1,397,672	1,397,672	—	—
Balanced mutual funds	91,739	91,739	—	—

Total equities	1,489,411	1,489,411	—	—
Cash equivalents	205,635	205,635	—	—

Total	$5,972,139	$5,972,139	$—	$—

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note H - Employee Benefit Plans (Continued)

	Fair Value as of December 31, 2014	Level 1	Level 2	Level 3
Fixed maturities:
US Government bonds	$753,561	$753,561	$—	$—
Fixed income exchange traded bonds	134,400	134,400	—	—
Fixed income mutual funds	4,338,922	4,338,922	—	—

Total fixed maturities	5,226,883	5,226,883	—	—
Equities
Equity mutual funds and exchange traded funds	2,508,679	2,508,679	—	—
Balanced mutual funds	167,121	167,121	—	—

Total equities	2,675,800	2,675,800	—	—
Cash equivalents	177,924	177,924	—	—

Total	$8,080,607	$8,080,607	$—	$—

See “Fair Value Measurements” in Note B for a description of the valuation methodology used to determine fair value for financial assets.

The expected future benefit payments at December 31, 2016 are as follows:

2017	$606,190
2018	$595,245
2019	$582,425
2020	$584,166
2021	$592,963
2022 through 2026	$2,830,539

Contributions to the Plan during 2017 are estimated to be $437,551. Due to the relatively small number of plan participants, actual payouts over the ten year period detailed above could vary significantly from the estimates shown, depending on the retirement decisions made by the individual participants and other factors.

The Company also has a non-qualified supplemental executive retirement plan (“SERP”) covering four former employees. At December 31, 2016, 2015 and 2014, assets at their estimated fair value of $1,213,253 were held in a Rabbi Trust for two of the former employees for an original period of five years (“allocated assets”). In December 2003, the two former employees assigned their rights under the SERP to American International Specialty Life Insurance Company (“AISLIC”). At December 31, 2011, the allocated assets were $720,972 and a related liability recorded as a component of accrued retirement plan expense on the consolidated balance sheets. The order provides for the payment of losses and loss adjustment expense reserves, net of reinsurance (“loss reserves”) from the allocated assets in the event loss

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note H - Employee Benefit Plans (Continued)

reserves develop adversely above $28,450,000, which was actuarially determined in connection with the closing of the sale of the Company. Under the terms of the order on December 5, 2011, the Company was due to pay out the allocated assets to AISLIC. In November 2011 the Company filed a motion with the Rhode Island Superior Court to further delay the payment of assets. The motion to delay payment was approved for an additional three years by the Rhode Island Superior Court. The Company is currently in settlement negotiations with AISLIC. While the final resolution of the settlement is uncertain, based upon currently available information, management believes the amount will not exceed $50,000. Accordingly, the Company reduced the SERP liability to $50,000 in 2012. There have been no further developments related to this matter since 2012.

The Company sponsors a 401(K) savings plan which employees can elect to participate in following six months of service. Commencing in 2011, the Company matches 401(K) contributions dollar for dollar for the first $1,000 contributed per year, and fifty cents on the dollar, thereafter, up to a maximum of 3%. Employer contributions vest 20% each year until fully vested after 5 years. The Company does not offer any post-employment benefits.

Note I - Common Stock and Stock Based Employee Compensation

The holders of Series 1 Class A common stock and Series 2 Class A common stock (collectively the “Class A shareholders”) are each entitled to three votes per share and the holders of Series 1 Class B common stock (“Class B shareholders”) are entitled to one vote per share. In the event of a liquidation, dissolution or winding up of the Company, the holders of Series 2 Class A common stock shall be entitled to receive, prior and in preference to the holders of Series 1 Class A common stock and the holders of Class B common stock any distribution of assets of the Company. Only after full payment has been made to the holders of Series 2 Class A common stock, the holders of Series 1 Class A common stock shall be entitled to receive, prior and in preference to the holders of Class B common stock.

The Company’s Management Incentive Program (“the Plan”) provides for grants of restricted stock and is administered by the Board of Directors and the Compensation Committee of the Board of Directors. The restricted stock awards issued vest as set forth in the applicable award agreements. These shares contain certain restrictions, prior to vesting, related to, among other things, forfeiture in the event of termination of employment, voting restrictions and subordinate to Series 1 Class A Common Stock. The recipients are not entitled to receive delivery of a stock certificate prior to vesting, nor may any restricted stock be sold, transferred, pledged, or otherwise disposed of by the holder.

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note I - Common Stock and Stock Based Employee Compensation (Continued)

During 2014, there were 21,920 Class B shares of restricted stock granted to certain employees. Of the 21,920 Class B shares granted, 7,475 vested during 2014. The remaining shares are subject to vesting restrictions that incorporate an element of time through 2019. During 2016, 2015 and 2014, the Company amortized $22,961, $141,903 and $59,850, respectively, to compensation expense for the vesting of restricted stock grants. This compensation expense was reduced by $0, $0 and $176,250 in 2016, 2015 and 2014, respectively due to forfeitures of restricted stock grants.

Restricted stock activity for the years ended December 31, 2016, 2015 and 2014 was as follows:

	Number of Shares	Weighted Average Grant Date Fair Value
Unvested December 31, 2015	11,066	$10
Granted	—	$10
Forfeited	—	$10
Vested	(3,843)	$10

Unvested December 31, 2016	7,223	$10

	Number of Shares	Weighted Average Grant Date Fair Value
Unvested December 31, 2014	14,445	$10
Granted	1,676	$10
Forfeited	(1,547)	$10
Vested	(3,508)	$10

Unvested December 31, 2015	11,066	$10

	Number of Shares	Weighted Average Grant Date Fair Value
Unvested December 31, 2013	1,664	$31
Granted	21,920	$10
Forfeited	(1,664)	$31
Vested	(7,475)	$10

Unvested December 31, 2014	14,445	$10

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note J - Furniture, Equipment & Software

Set out below are the components of furniture, equipment and software as of December 31, 2016, 2015 and 2014:

	2016
	Cost	Accumulated Depreciation	Net
Furniture	$144,651	$144,651	$—
Equipment	421,923	391,350	30,573
Software	8,655,727	7,437,275	1,218,452

Total	$9,222,301	$7,973,276	$1,249,025

	2015
	Cost	Accumulated Depreciation	Net
Furniture	$144,651	$122,954	$21,697
Equipment	421,923	354,663	67,260
Software	7,934,222	7,172,570	761,652

Total	$8,500,796	$7,650,187	$850,609

	2014
	Cost	Accumulated Depreciation	Net
Furniture	$144,651	$94,023	$50,628
Equipment	330,205	330,205	—
Software	7,420,886	6,823,102	597,784

Total	$7,895,742	$7,247,330	$648,412

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note K - Accumulated Changes in Other Comprehensive Income

A summary of the net changes in after-tax accumulated other comprehensive income attributable to the Company for each of the two years ending December 31, 2016, 2015 and 2014 and significant amounts reclassified out of accumulated other comprehensive income for each of the years ended December 31, 2016, 2015 and 2014 are as follows:

	Net Unrealized (Losses) Gains on Securities	Net Pension Adjustments	Accumulated Other Comprehensive Loss
Balance at December 31, 2013	$(922,994)	$(2,349,606)	$(3,272,600)
Other comprehensive (loss) income, net before reclassifications	849,472	(1,239,914)	(390,442)
Reclassifications from accumulated other comprehensive income	(17,224)	63,531	46,307

Balance at December 31, 2014	(90,746)	(3,525,989)	(3,616,735)
Other comprehensive (loss) income, net before reclassifications	(288,730)	475,272	186,542
Reclassification from accumulated other comprehensive income	(26,271)	91,099	64,828

Balance at December 31, 2015	(405,747)	(2,959,618)	(3,365,365)
Other comprehensive (loss) income, net before reclassifications	93,373	294,515	387,888
Reclassification from accumulated other comprehensive income	(8,833)	92,282	83,449

Balance at December 31, 2016	$(321,207)	$(2,572,821)	$(2,894,028)

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note K - Accumulated Changes in Other Comprehensive Income (Continued)

Reclassifications from other comprehensive loss into net earnings are as follows:

	Net Unrealized (Losses) Gains on Securities	Net Pension Adjustments	Accumulated Other Comprehensive Loss
Balance at December 31, 2014
Net investment income	$(26,498)	$—	$(26,498)
General underwriting and administrative expenses	—	97,740	97,740

Reclassification before income taxes	(26,498)	97,740	71,242
Applicable income tax expense	9,274	(34,209)	(24,935)

Reclassification net of tax	$(17,224)	$63,531	$46,307

Balance at December 31, 2015
Net investment income	$(40,417)	$—	$(40,417)
General underwriting and administrative expenses	—	140,153	140,153

Reclassification before income taxes	(40,417)	140,153	99,736
Applicable income tax expense	14,146	(49,054)	(34,908)

Reclassification net of tax	(26,271)	91,099	64,828
Balance at December 31, 2016
Net investment income	$(13,589)	$—	$(13,589)
General underwriting and administrative expenses	—	141,973	141,973

Reclassification before income taxes	(13,589)	141,973	128,384
Applicable income tax expense	4,756	(49,691)	(44,935)

Reclassification net of tax	$(8,833)	$92,282	$83,449

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note L - Statutory Financial Data

PIC and NBIC statutory-basis financial statements are prepared in accordance with accounting practices prescribed or permitted by the Department. Currently, “prescribed” statutory accounting practices are interspersed throughout state insurance law and regulations, the National Association of Insurance Commissioners (the “NAIC”) Accounting Practices and Procedures Manual and a variety of other NAIC publications. Permitted statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state and may differ across companies within a state and may change in the future.

The statutory capital and surplus and net income (loss), based on unaudited filings for the principal operating subsidiaries of the Company for the years ended December 31, 2016, 2015 and 2014 are as follows:

	NBIC			PIC
	2016	2015	2014	2016	2015	2014
Statutory capital and surplus	$89,363,619	$60,174,574	$47,595,305	$3,081,509	$2,387,421	$79,884
Statutory net income (loss)	$32,284,798	$9,831,095	$4,939,631	$99,013	$(141,493)	$1,375,058

The primary differences between statutory financial statements and statements prepared in accordance with GAAP are that statutory financial statements do not reflect deferred policy acquisition costs, unearned ceding commissions, unrealized gains (losses) on certain investments, and other adjustments. Additionally, reported deferred income tax assets are calculated in a different manner for statutory financial reporting purposes.

PIC, with the explicit permission of the Department, records the value of its buildings and land at fair market value in the statutory financial statements. If buildings and land were carried at depreciated cost, property and statutory surplus would be decreased by $1,414,088, $1,471,588 and $1,529,008 at December 31, 2016, 2015 and 2014, respectively. Net income would increase by $57,500 for the years ending December 31, 2016, 2015 and 2014.

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note L - Statutory Financial Data (Continued)

The Department requires PIC and NBIC to maintain a minimum of $3,000,000 in statutory capital and surplus. Property and casualty insurance companies are subject to certain Risk-Based Capital (“RBC”) requirements as specified by the NAIC. Under those requirements, the amount of capital and surplus maintained by a property and casualty insurance company is to be determined based on the various risk factors related to it. At December 31, 2016, 2015 and 2014 NBIC met its RBC requirement. At December 31, 2016 and 2015 PIC met its RBC requirement. At December 31, 2014 PIC fell below its RBC requirement to a state mandatory control level. Since 2005, PIC has been working with the Department in managing its run-off plan. Accordingly, PIC ceased writing new business in 2005 and has settled 565 of the 570 open occurrences. The Company’s run-off plan is intended to honor all of its policy holder obligations while safeguarding its assets through effective claims management, prompt reinsurance collections and sound investment practices. The Company has the appropriate staffing and other resources to handle all aspects of run-off, including claims, finance and corporate governance.

During 2011, PIC issued a surplus note to Service in the amount of $650,000. Interest on the surplus note is to be paid at a rate equal to LIBOR. The principal amount of the surplus note is payable upon the earlier of 1) PIC being reimbursed for net operating losses utilized in the NBICHI consolidated tax return or 2) December 31, 2017. On December 28, 2016 an allonge was attached to the surplus note extending the payable date from December 31, 2016 to December 31, 2017. In 2012, the Company issued an additional surplus note to Service in the amount of $500,000. Interest on the surplus note is to be paid at a rate equal to LIBOR. The principal amount of the surplus note is payable upon the earlier of 1) PIC being reimbursed for net operating losses utilized in the NBICHI consolidated tax return or 2) December 31, 2017. Principal and interest payments on the surplus notes are subject to approval from the Department. As of December 31, 2016, no interest or principal has been paid or accrued to date on either surplus note.

As of December 31, 2016, 2015 and 2014, PIC is in the position of being reimbursed for net operating losses utilized in the NBICHI consolidated tax return. Management notified the Department of this change and the Department indicated that the trigger of repayment of the surplus notes would be disallowed until at time in the future when the solvency status of PIC had improved significantly. At such time the Superintendent of Insurance of Rhode Island would re-visit PIC’s solvency status to ensure the result of such payment would not adversely affect such status in the present and near future.

In the event that PIC is subject to delinquency proceeding pursuant to the Rhode Island Insurers’ Rehabilitation and Liquidation Act, RIGL 27-14.3-1, then each of the surplus notes would be satisfied in accordance with the priority distribution set forth in RIGL 27-14.3-46.

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note L - Statutory Financial Data (Continued)

NBIC may pay dividends from earnings without prior approval of the Department except as required under Rhode Island law. However, the RIDBR requires notification of such dividends prior to payment. PIC may not pay dividends without prior approval from the RIDBR. Neither NBIC nor PIC declared or paid any dividends during 2016, 2015 and 2014.

Note M - Related Party Transactions

The Treiber Group LLC (“Treiber”) is an independent agent that distributes NBIC insurance products and is paid commissions in accordance with the terms of an agency contract. The commission paid during 2016, 2015 and 2014 was $6,987,381, $6,784,937 and $5,084,344 respectively. An affiliate of Treiber, Treiber Acquisition Group, LLC is a shareholder of the Company.

On December 21, 2012, the Company issued Secured Promissory Notes in the aggregate principal amount of $11.0 million to BFG Intermediate LP and Offshore LLC. On April 2, 2013, the Company issued Secured Promissory Notes in the aggregate principal amount of $2.5 million to BFG Intermediate LP and Offshore LLC. On December 18, 2013, BFG Intermediate LP and Offshore LLC irrevocably cancelled and forgave $1,317,123 interest which had been accrued thru December 31, 2013 on the $13.5 million of Secured Promissory Notes.

On May 30, 2014 the Company converted the $13.9 million of Secured Promissory Notes and accrued interest to 36,832 shares of $.001 par value Series 2 Class A Common Stock at $376.09 per share, the book value as of December 31, 2013. The Company also converted certain consultants fees amounting to $0.1 million to 325 shares of $.001 par value Series 2 Class A Common Stock and $0.1 million to 292 shares of $.001 par value Series 1 Class A Common Stock at $376.09 per share, the book value as of December 31, 2013. In addition, the Company’s Chief Executive Officer contributed $0.3 million in exchange for 665 shares of $.001 par value Series 2 Class A Common Stock at $376.09 per share, the book value as of December 31, 2013.

NBIC Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

Note N - Contingent Liabilities and Commitments

The Company, as a result of the restatement of its Certificate of Incorporation, dated May 15, 2014, eliminated the accruing dividend on the Series 1 Class A Common Stock. Additionally, this restatement canceled all prior dividend contingencies.

The Company is named as a defendant in various legal actions arising primarily from claims made under its insurance policies and contracts. Those actions are considered by the Company in estimating its unpaid loss and loss adjustment expense reserves. The Company’s management believes that the resolution of those actions will not have a material effect on the Company’s financial position or results of operations.

As of December 31, 2016, 2015 and 2014, the Company has $980,428, $981,364 and $980,514 respectively, on deposit with government authorities as required by law.

The Company is assessed amounts by state guaranty funds to cover losses to policyholders of insolvent or rehabilitated insurance companies. At December 31, 2016, 2015 and 2014 the Company had accrued liabilities for taxes, licenses, fees and guaranty fund assessments of $650,402, $732,902 and $787,625, respectively.

Note O - Subsequent Events

The Company has evaluated subsequent events for disclosure and recognition through July 27, 2017, the date on which these financial statements were available to be issued, and has considered any relevant matters in the preparation of the financial statements and footnotes.

The Company is currently in discussion with a potential purchaser that would acquire 100% of the issued and outstanding shares of NBIC Holdings, Inc. The potential sale of the Company is contingent upon both the buyer and the Company agreeing to the final terms of the transaction and is also subject to regulatory approvals.